UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 26, 2014

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 26, 2014, Janus Capital Group Inc. announced the hiring of William H. Gross as a portfolio manager. Mr. Gross will manage a recently launched Janus Global Unconstrained Bond Fund and related strategies, and will join other members of the Janus team focused on global asset allocation.  Mr. Gross’s employment will be effective September 29, 2014, and he will begin managing the Janus Global Unconstrained Bond Fund and related strategies effective October 6, 2014.  Mr. Gross will be responsible for building-out the company’s efforts in global macro fixed income strategies.   His concentration on such strategies will be separate and complementary to the company’s existing credit-based fixed income platform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: September 26, 2014	By:	/s/ David W. Grawemeyer
David W. Grawemeyer
Executive Vice President and General Counsel